UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2020 (May 20, 2020)

TARGET HOSPITALITY CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38343	98-1378631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440
The Woodlands, TX 77380-1775
 (Address, including zip code, of principal executive offices)

800-832-4242
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	The Nasdaq Capital Market
Warrants to purchase common stock	THWWW	The Nasdaq Capital Market

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 20, 2020, the Board of Directors (the “Board”) of Target Hospitality Corp. (the “Company”) appointed Joy Berry, age 62, to serve as a Class III member of the Board, as well as serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, until her current term expires as of the date of the Company’s 2021 annual meeting of stockholders, at which time she intends to stand for re-election.

Ms. Berry has over 35 years of experience across the hospitality and real estate industries. From 2015 to May 2020, Ms. Berry served as the Chief Operating Officer of Luxe Hotels & Luxe Collection Hotels, a curated community of 4- and 5-star luxury properties around the world. She is also Co-Founder of Silver Lining Hospitality, a consulting company founded in 2014 focused on the acquisition, renovation and management of small, independent inns along the California Central Coast. Ms. Berry holds a Bachelor of Science in Business Administration from the University of Arizona. Ms. Berry qualifies as an independent director under the Nasdaq listing standards.

Item 5.07  Submission of Matters to a Vote of Security Holders.

 On May 20, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals and cast their votes as follows:

    Proposal 1: Election of Directors

The stockholders voted for management’s nominees for election as Class II directors to serve for a term that shall expire at the 2023 Annual Meeting of Stockholders. The results of the vote taken were as follows:

Nominee	For	Withheld	Broker Non-Votes	Percentage of Total Voted For
Gary Lindsay	81,460,731	4,427,744	4,127,728	94.8%
Andrew Studdert	79,252,765	6,635,710	4,127,728	92.3%

A plurality of the votes cast were voted in favor of the proposal, and therefore the appointment of the Class II directors has been ratified by the stockholders.

    Proposal 2: Ratification of Appointment of Independent Auditor

The stockholders ratified the selection, by the audit committee of the Board of the Company, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The results of the vote taken were as follows:

For	Against	Abstentions*	Broker Non-Votes	Percentage of Total Voted For
89,510,406	10,352	495,445	—	99.9%
* Abstentions are not counted as votes cast "FOR" Proposal No. 2 and have no effect on the results of the vote on this proposal.

A majority of the votes cast were voted in favor of the proposal, and therefore the appointment of auditors has been ratified by the stockholders.

Item 8.01.  Other Events

On May 20, 2020, the Company awarded restricted stock units to each of our non-employee directors. A copy of the form of award agreement for our non-employee directors is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Restricted Stock Unit Agreement (Non-Employee Directors 2020)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: May 21, 2020		Name: Heidi D. Lewis
Title: Executive VP, General Counsel and Secretary

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